PRESS RELEASE

Company Contacts:	Investor Contact:
Jennifer Crane	Mark Hood
Crossroads Systems	Crossroads Systems
jcrane@crossroads.com	mhood@crossroads.com
512.928.6897	512.928.7330

FOR IMMEDIATE RELEASE

Crossroads Systems Files Registration Statement for Proposed Offering of Series H Preferred Stock and Warrants to Purchase Common Stock

AUSTIN, Texas – September 19, 2014 – Crossroads Systems, Inc. (NASDAQ: CRDS), a global provider of data archive solutions, announced today the filing of a Registration Statement on Form S-1 with the Securities and Exchange Commission in connection with a proposed public offering, on a best-efforts basis, of up to $12,000,000 aggregate amount of Series H Cumulative Perpetual Preferred Stock, liquidation preference of $25.00 per share, and warrants to purchase its Common Stock.

Crossroads has filed an application to list the Series H Cumulative Perpetual Preferred Stock on the Nasdaq Capital Market under the symbol “CRDSH.”

The principal purpose of the offering is to enable Crossroads to continue to fund the monetization of its intellectual property portfolio, including the costs of ongoing litigation and other proceedings. Crossroads may also use a portion of the net proceeds to enhance liquidity and operational flexibility, including repaying all or a portion of its existing indebtedness and certain other obligations under its credit agreement with an affiliate of Fortress Investment Group.

Northland Capital Markets is acting as the book-running manager for the proposed offering on a best-efforts basis.

Important Information

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. Copies of the preliminary prospectus related to the offering, when it is available, may be obtained from Northland Capital Markets, 45 S. 7th Street, Suite 2000, Minneapolis, MN 55402, (866) 625-0033 or by accessing the SEC's website, www.sec.gov.

Northland Capital Markets is the trade name for certain capital markets and investment banking services of Northland Securities, Inc., member FINRA/SIPC.

About Crossroads Systems

Crossroads Systems, Inc. (NASDAQ: CRDS) is a global provider of data archive solutions. Through the innovative use of new technologies, Crossroads delivers customer-driven solutions that enable proactive data security, advanced data archiving, optimized performance and significant cost-savings. Founded in 1996 and headquartered in Austin, TX, Crossroads has been awarded more than 100 patents and has been honored with numerous industry awards for data archiving, storage and protection.

Important Cautions Regarding Forward-Looking Statements
This press release includes forward-looking statements that relate to the business and expected future events or future performance of Crossroads Systems, Inc. Forward-looking statements include, but are not limited to, statements about the terms of this offering, the timing of this offering and the intended use of proceeds from this offering. For a detailed discussion of and risks faced by Crossroads, investors should review Crossroads’ registration statement on Form S-1 filed with the Securities and Exchange Commission and its other filings with the SEC, which can be accessed through the SEC’s website at www.sec.gov. Forward-looking statements in this press release are based on management's beliefs and opinions at the time the statements are made. Crossroads undertakes no duty to update this information to reflect future events, information or circumstances.

©2014 Crossroads Systems, Inc., Crossroads and Crossroads Systems are registered trademarks of Crossroads Systems, Inc. All trademarks are the property of their respective owners. All specifications are subject to change without notice.